Exhibit 99.1

Baudax Bio Announces Pricing of Public Offering of Common Stock and Warrants

MALVERN, PA, March 24, 2020 – Baudax Bio, Inc. (“Baudax” or the “Company”) (Nasdaq: BXRX), a pharmaceutical company focused on therapeutics for acute care settings, today announced the pricing of an underwritten public offering of 7,692,308 shares of its common stock, Series A warrants to purchase 7,692,308 shares of common stock and Series B warrants to purchase 7,692,308 shares of common stock, at an exercise price of $4.59 per share for Series A Warrants and at an exercise price of $3.25 per share for Series B Warrants. Each share of common stock is being sold together with one Series A warrant and one Series B warrant for a combined price of $3.25 per share, for a gross offering size of $25 million, not including any future proceeds from the exercise of the Series A warrants and Series B warrants and before deducting the underwriting discounts and commissions and offering expenses. The shares of common stock, Series A warrants and Series B warrants can only be purchased together but will be issued separately and will be immediately separable upon issuance.

All securities in the offering are being sold by Baudax. The offering is expected to close on or about March 26, 2020, subject to the satisfaction of customary closing conditions.

Baudax intends to use the net proceeds of the proposed offering for the launch and the commercialization of ANJESOTM, pipeline development activities, and general corporate purposes.

JMP Securities LLC and Oppenheimer & Co. Inc. are acting as joint book-running managers for the offering.

The offering is being made by Baudax pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2019 and declared effective by the SEC on December 16, 2019. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus related to the offering has been filed with the SEC and is available on the website of the SEC at www.sec.gov. When available, copies of the final prospectus supplement and accompanying prospectus may also be obtained from JMP Securities LLC at 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, at Attention: Prospectus Department, or by calling (415) 835-8985, or by emailing syndicate@jmpsecurities.com or from Oppenheimer & Co. Inc., Attention: Equity Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by calling (212) 667-8055, or by emailing ecmexecution@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Baudax Bio, Inc.

Baudax Bio is a specialty pharmaceutical company focused on therapeutics for acute care settings. The Company’s first commercial product, ANJESO™, had its New Drug Application approved by FDA on February 20, 2020 for the management of moderate to severe pain, alone or in combination with other non-NSAID analgesics. ANJESO is a once daily IV NSAID with preferential Cox-2 activity, which has successfully completed three Phase III clinical trials, including two pivotal efficacy trials, a large double-blind Phase III safety trial and other studies for the management of moderate to severe pain. As a non-opioid, IV meloxicam has the potential to overcome many of the issues associated with commonly prescribed opioid therapeutics, including respiratory depression, constipation, excessive nausea and vomiting, as well as having no addictive potential while maintaining meaningful analgesic effects for relief of pain. For more information please visit www.baudaxbio.com.

Cautionary Statement Regarding Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including the Company’s expectations regarding the completion of the proposed public offering, the Company’s anticipated proceeds from the offering, its receipt of future proceeds resulting from the exercise of the warrants sold in the offering, the Company’s use of those proceeds and other statements containing the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend,” “expect” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks and uncertainties associated with market risk, the ongoing economic and social consequences of the COVID-19 pandemic, including any adverse impact on the commercial launch of ANJESO or disruption in supply chain, the volatility of our common stock price and trading volume and the satisfaction of customary closing conditions related to the proposed offering, as well as other risks and uncertainties discussed in the Risk Factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

CONTACT:

Investor Relations Contact:

Argot Partners

Sam Martin / Claudia Styslinger

(212) 600-1902

sam@argotpartners.com

claudia@argotpartners.com

Baudax Bio, Inc.

Ryan D. Lake

(484) 395-2436

rlake@baudaxbio.com

Media Contact:

Argot Partners

David Rosen

(212) 600-1902

david.rosen@argotpartners.com

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